Exhibit 10.7

Execution Version

ASSIGNMENT OF MEMBERSHIP INTEREST

This ASSIGNMENT OF MEMBER INTEREST (this “Assignment”) dated effective October 1, 2024 (the “Effective Date”) is by and between JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company, and JBAH HOLDINGS, LLC, a Texas limited liability company (“Assignors”), and VIVAKOR, INC., a Nevada corporation (“Assignee”). Assignors and Assignee may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Assignors are collectively vested with all of the right, title and interest in and to all of the issued and outstanding limited liability company member interest in and to (a) ENDEAVOR CRUDE, LLC, a Texas limited liability company, (b) MERIDIAN EQUIPMENT LEASING, LLC, a Texas limited liability company, (c) EQUIPMENT TRANSPORT, LLC, a Pennsylvania limited liability company, and (d) SILVER FUELS PROCESSING, LLC, a Texas limited liability company (collectively, the “Companies”);

WHEREAS, Assignors and Assignee have executed and entered into that certain Membership Interest Purchase Agreement dated March 21, 2024, contemplating the purchase and sale of the Companies, among other matters (the “MIPA”);

WHEREAS, pursuant to and in accordance with the MIPA, Assignors desire to assign to Assignee, and Assignee desires to accept and assume, all of the issued and outstanding limited liability company membership interest in and to the Companies (the “Membership Interest”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption of the Membership Interests. Assignors do hereby BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY, SET OVER and DELIVER to Assignee all of Assignors’ right, title and interest in and to the Membership Interest. Assignee hereby ACCEPTS and ASSUMES the Membership Interest, and all rights, benefits, duties and obligations thereof, free and clear of all liens and encumbrances other than restrictions imposed on sales of securities under applicable laws.

2. MIPA. Notwithstanding anything contained herein to the contrary, this Assignment is made and delivered expressly SUBJECT TO all of the terms, provisions and conditions contained in the MIPA for all purposes. In the event of a conflict or inconsistency between the terms of this Assignment and the MIPA, the terms of the MIPA shall control.

3. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

4. Assignment; Third-Party Beneficiaries. This Assignment shall not be assignable by either Party without the prior written consent of the other Party and any attempt to assign this Assignment without such consent shall be void and of no effect. Nothing in this Assignment, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and their successors and assigns permitted by this Section 5 any right, remedy or claim under or by reason of this Assignment.

5. Amendment; Waivers, etc. No amendment, modification or discharge of this Assignment, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The failure of either Party hereto to exercise any rights or privileges hereunder shall not be construed as a waiver of any such rights or privileges hereunder. The rights and remedies herein provided are cumulative and, except as otherwise expressly provided in this Assignment, none is exclusive of any other or of any rights or remedies that any party may otherwise have at law or in equity.

6. Governing Law. This Assignment, and all claims and causes of action, whether in contract, tort or otherwise, that may arise out of, be based upon, or relate to this Assignment or the Member Interest in any way, manner or means, shall be construed and enforced in accordance with and governed by the laws of the state set forth in the MIPA. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS ASSIGNMENT.

7. Entire Agreement. This Assignment and the MIPA (and the agreements contemplated by the MIPA) constitute the entire agreement of the Parties to this Assignment with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

8. Severability. Whenever possible, each provision or portion of any provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision or portion of any provision of this Assignment is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Assignment shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

9. Counterparts. This Assignment may be executed in multiple counterparts, including multiple signature pages, each of which shall be an original, with the same effect as if the signature hereto were upon the same instrument, whether by means of electronic, facsimile, physical delivery or other method of transmission.

[Signature Page to Follow]

IN WITNESS WHEREOF, the duly-authorized representatives of the Parties have executed and entered into this Assignment to be effective as of the Effective Date.

ASSIGNORS:

JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company

By:
Name:	James H. Ballengee
Title:	Manager

JBAH HOLDINGS, LLC, a Texas limited liability company

By:
Name:	James H. Ballengee
Title:	Manager

ASSIGNEE:

VIVAKOR, INC., a Nevada corporation

By:
Name:	Pat Knapp
Title:	EVP, General Counsel, & Secretary